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EXHIBIT 21.1

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                SUBSIDIARIES OF THE COMPANY                        STATE OF INCORPORATION
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Mid-States Technical Staffing Services, Inc.                       Iowa
Debbie Temps, Inc.                                                 Illinois
DuPay Enterprises, Inc. d/b/a ASOSA Personnel                      Arizona
LawStaf, Inc.                                                      Georgia
Attorneys Per Diem, Inc.                                           Maryland
Matthews Professional Employment Specialists, Inc.                 Illinois
Special Counsel International, Inc.                                New York
Computer Professionals, Inc.                                       Florida
Bogard Temps, Inc.                                                 California
Advance/Possis Technical Services, Inc.                            Minnesota
HR Management Services, Inc.                                       Michigan
Openware Technologies, Inc.                                        Florida
Tekna, Inc.                                                        Virginia
Goldfarb-Wasson Associates, Inc. d/b/a GW Consulting               California
GW Temporaries, Inc.                                               California
PTA International                                                  California
Accounting Pros, Inc. f/k/a AS Acquisition Corp.                   Pennsylvania
Excel Temporary Services, Inc.                                     Georgia
The McKinley Group, Inc.                                           Virginia
Contact Recruiters, Inc.                                           New Hampshire
Ovation Technologies, Inc.                                         New Hampshire
MGI Services, Inc.                                                 Virginia
Advantage Personnel Services, Inc. f/k/a/ AC Acquisition Corp.     California
Project Professionals, Inc.                                        California
TempsAmerica, Inc.                                                 Delaware
Additional Technical Support, Inc.                                 Massachusetts
CADSTAR International, Ltd.                                        Massachusetts
The Experts, Inc.                                                  Massachusetts
System Pros, Inc.                                                  Massachusetts
National Software Associates, Inc.                                 Massachusetts
Perspective Technology Corporation                                 Virginia
Datacorp Business Systems, Inc.                                    Ohio
Staffware, Inc.                                                    Texas
L & R Temporaries, Inc.                                            Virginia
L & R Temporaries Atlanta, Inc.                                    Georgia
Berrett Techalliance Corp.                                         Virginia
Scientific Staffing, Inc.                                          Pennsylvania
Scientific Staffing of Ft. Lauderdale, Inc.                        Florida
Scientific Staffing of Tampa Bay, Inc.                             Florida
Career Horizons                                                    Delaware
Health Force, Inc.                                                 New York
Health Force Operating Corp.                                       New York
HealthForce Company                                                New York
TempForce Company                                                  New York
Medi-Force, Inc. d/b/a/ Health Force Home Health Care Services     New York
Programming Enterprises, Inc. d/b/a Mini-Systems Assoc.            California
Zeitech, Inc.                                                      Delaware
Professionals for Computing, Inc. d/b/a PFC Incorporated           California
American Computer Professionals, Inc.                              Delaware
TSG Professional Services, Inc.                                    New Hampshire
Contract Staffing Group Inc. d/b/a Computer Consulting Group       South Carolina
CHI Financial Services, Inc.                                       Delaware
Contemporary Graphics Group, Inc.                                  New York
EIM Associates, Inc.                                               Florida
PL Services, Inc.                                                  Delaware
Temp Force, Inc.                                                   New York
CHI Payroll Services, Inc.                                         Delaware
Career Horizons Government Services, Inc.                          New York
Staff-Additions, Inc.                                              New York
Staffing Resources (SC), Inc.                                      Delaware
Temporaries Incorporated                                           D.C.
Temps & Co Services, Inc.                                          Delaware
Temps & Co. Franchising, Inc.                                      Delaware
CHI Services, Inc.                                                 Delaware
Potomac Personnel Services, Inc.                                   Delaware
The Original Tempo Health Power, Inc.                              New York
The Richard Michael Temps, Inc.                                    Delaware
Century Temporary Services, Inc.                                   Ohio
Dial A Temporary, Inc.                                             Delaware
Berger & Co.                                                       Delaware
Executive Monitors, Inc.                                           Pennsylvania
Consultants in Computer Software, Inc.                             Minnesota
Preferred Consulting, Inc.                                         Minnesota
Lenco Computer Consulting                                          Massachusetts
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